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                                                                   EXHIBIT 23.17

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 15, 1998 with respect to the financial statements of Lightspeed Net, Inc. in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of OneMain.com, Inc. for the registration of its Common Stock.

                                          /s/ Ernst & Young LLP

Los Angeles, California
December 24, 1998